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                                                                 Exhibit (11)(b)

                               CONSENT OF COUNSEL

Trust for Federal Securities
(FedFund, T-Fund, FedCash, T-Cash, Federal Trust Fund and Treasury Trust Fund Portfolios)

         We hereby consent to the use of our name and to the references to our firm under the captions "Management of the Funds -- Trustees and Officers" and "Counsel" in each Statement of Additional Information and under the caption "Management of the Fund" in each Prospectus in Post-Effective Amendment No. 41 to the Registration Statement (File No. 2-53808) on Form N-1A of Trust for Federal Securities (FedFund, T-Fund, FedCash, T-Cash, Federal Trust Fund, Treasury Trust Fund and Short Government Fund Portfolios) under the Securities Act of l933 and the Investment Company Act of l940, respectively.


                                               /s/ Drinker Biddle & Reath
                                               --------------------------------
                                               DRINKER BIDDLE & REATH

Philadelphia, Pennsylvania
February 27, 1996